CSFB

           Credit Suisse First Boston

HOME EQUITY ASSET TRUST 2005-1

DERIVED INFORMATION   1/14/05

$580,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$1,000,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

$580,000,000 (Approximate)

Home Equity Pass-Through Certificates, Series 2005-1

Pricing Information

Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
A-1	-	420,000,000	I	Senior/Adj	libor + [ ]%	[2.1]	AAA/Aaa
A-2	105,000,000	-	I	Senior/Adj	libor + [ ]%	[2.1]	AAA/Aaa
A-3	299,000,000 (8)	-	II	Senior/Adj	libor + [ ]%	[2.1]	AAA/Aaa
A-IO-1	Notional (4)	-	I & II	Variable IO	(6)	N/A	AAA/Aaa
M-1	34,500,000	-	I & II	Mezzanine/Adj	libor + [ ]%	[4.6]	AA+/Aa1
M-2	31,000,000	-	I & II	Mezzanine/Adj	libor + [ ]%	[4.4]	AA/Aa2
M-3	20,500,000	-	I & II	Mezzanine/Adj	libor + [ ]%	[4.3]	AA/Aa3
M-4	17,500,000	-	I & II	Mezzanine/Adj	libor + [ ]%	[4.3]	AA-/A1
M-5	15,500,000	-	I & II	Mezzanine/Adj	libor + [ ]%	[4.2]	A+/A2
M-6	15,000,000	-	I & II	Mezzanine/Adj	libor + [ ]%	[4.2]	A/A3
M-7	13,500,000	-	I & II	Subordinate/Adj	libor + [ ]%	[4.2]	A-/Baa1
B-1	11,000,000	-	I & II	Subordinate/Adj	libor + [ ]%	[4.2]	BBB+/Baa2
B-2	10,000,000	-	I & II	Subordinate/Adj	libor + [ ]%	[4.1]	BBB/Baa3
B-3	7,500,000	-	I & II	Subordinate/Adj	libor + [ ]%	[3.9]	BBB-/---
Total	580,000,000	420,000,000

Non-Offered Certificates (1):

Class	Available Certificate Balance ($)	Pre-Placed Certificate Balance ($)	Loan Group	Bond Type	Coupon (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
A-IO-2	Notional (5)	-	I & II	Variable IO	(7)	N/A	AAA/Aaa
R (3)	50	-	II	Residual	libor + [ ]%	N/A	AAA/---
X	-	-	I & II	Subordinate	N/A	N/A	N/A

(1)

100% of the Prospectus Prepayment Curve (“PPC”) for the fixed rate collateral assumes 4.60% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans, which then increases by approximately 1.67% CPR in each of the following 11 months.  In month 12, and thereafter, 100% PPC for the fixed rate collateral assumes 23.00% CPR.  100% PPC for the adjustable rate loans assumes 8.00% CPR in the first month of the life of the mortgage loans, which then increases by approximately 2.00% CPR in each of the following 11 months.  In month 12 through 22, 100% PPC for the adjustable rate loans assumes 30.00% CPR.  In month 23 through 27, 100% PPC for the adjustable rate loans assumes 55.00% CPR.  In month 28 and thereafter, 100% PPC for the adjustable rate loans is assumed to remain constant at 35.00% CPR.   The bonds are priced to call at 100% of the PPC and assuming one-month libor and six-month libor are 2.50% and 2.87%, respectively.  The initial class principal balances of the certificates are subject to a variance of no more than plus or minus 5% prior to their issuance.

(2)

The coupons are capped by the applicable Net Funds Cap as described herein.

(3)

Non-economic residual with the tax liabilities of the REMIC.

(4)

Notional amount is equal to (a) 25.00% of the sum of the Class A-1, Class A-2 and Class A-3 Certificates (“Class A Certificates”) balances until the 24th Distribution Date and (b) zero on the 25th Distribution Date and thereafter.

(5)

Notional amount is equal to (x) the lesser of (a) the Notional Balance for such Distribution Date (as displayed on page 18) and (b) the aggregate collateral balance (including amounts in the prefunding account) for such Distribution Date and (y) zero on the 25th Distribution Date and thereafter.

(6)

The lesser of (a) [5.60%] and (b) the excess, if any, of 8.00% less one-month libor, subject to the applicable Net Funds Cap as described herein.

(7)

The excess, if any, of [2.40%] over one-month libor.

(8)

Class A-3 is offered as a [2.1] year avg. life pass-through (“Option 1”) and/or as [1.0] year, [3.0] year and [5.9] year avg. life sequential pay classes (“Option 2”).  The ratio of the balance for the sequential pay bonds structure is approximately [55%], [40%] and [5%] for the [1.0] year, [3.0] year and [5.9] year avg. life classes, respectively.

BOND SUMMARY

To Call

Option 1

Option 2

To Maturity

Option 1

Option 2